Exhibit 99.28(i)

August 14, 2024

Investment Managers Series Trust II
235 West Galena Street
Milwaukee, Wisconsin 53212

Re:	Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Investment Managers Series Trust II (the “Trust”), a Delaware statutory trust, in connection with Post-Effective Amendment No. 420 to the Trust’s registration statement on Form N-1A to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about August 14, 2024 (the “Registration Statement”), with respect to the issuance of shares of beneficial interest (the “Shares”) of each series of the Trust listed on Schedule A attached hereto (collectively, the “Funds”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), dated as of a recent date, as to the existence and good standing of the Trust;

(b)	A copy, certified by the Delaware Secretary of State, of the Trust’s Certificate of Trust dated August 13, 2013, as filed with the Delaware Secretary of State on August 20, 2013 (the “Certificate of Trust”);

(c)	Copies of the Trust’s Amended and Restated Agreement and Declaration of Trust dated January 19, 2023, and the Certificate of Designation thereto relating to the Funds (the “Declaration”), the Trust’s By-Laws, as last amended on January 19, 2023 (the “By-Laws”), and the resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds (the “Resolutions”), each certified by an authorized officer of the Trust; and

(d)	A printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.  We also have assumed for the purposes of this opinion that, with respect to matters relating to the Shares, the Certificate of Trust, the Declaration, the By-Laws, and the Resolutions will not have been amended, modified, or withdrawn and will be in full force and effect on the date of the issuance of such Shares.

Morgan, Lewis & Bockius llp

600 Anton Boulevard
Suite 1800
Costa Mesa, CA 92626-7653	+1.714.830.0600
United States	+1.714.830.0700

Investment Managers Series Trust II

August 14, 2024

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware.  Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law that any tribunal may apply to such transactions.  In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Declaration, By-Laws, Resolutions, and Registration Statement, will be validly issued, fully paid, and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP

Investment Managers Series Trust II

August 14, 2024

Schedule A

Tradr 2X Long SPY Weekly ETF

Tradr 2X Short SPY Weekly ETF

Tradr 2X Long SPY Monthly ETF

Tradr 2X Short SPY Monthly ETF

Tradr 2X Long SPY Quarterly ETF

Tradr 1.75X Short SPY Quarterly ETF

Tradr 2X Long Triple Q Weekly ETF

Tradr 2X Short Triple Q Weekly ETF

Tradr 2X Long Triple Q Monthly ETF

Tradr 2X Short Triple Q Monthly ETF

Tradr 2X Long Triple Q Quarterly ETF

Tradr 1.75X Short Triple Q Quarterly ETF

Tradr 2X Long SOXX Weekly ETF

Tradr 2X Short SOXX Weekly ETF

Tradr 2X Long SOXX Monthly ETF

Tradr 2X Short SOXX Monthly ETF

Tradr 2X Long SOXX Quarterly ETF

Tradr 2X Short SOXX Quarterly ETF

Tradr 1.75X Long FXI Weekly ETF

Tradr 1.75X Long FXI Monthly ETF

Tradr 1.75X Long FXI Quarterly ETF

Tradr 2X Long IWM Weekly ETF

Tradr 2X Long IWM Monthly ETF

Tradr 2X Long IWM Quarterly ETF

Tradr 2X Long TLT Weekly ETF

Tradr 2X Long TLT Monthly ETF

Tradr 2X Short TLT Monthly ETF

Tradr 1.75X Long TLT Quarterly ETF

Tradr 2X Long XLK Weekly ETF

Tradr 2X Long XLK Monthly ETF

Tradr 2X Long XLK Quarterly ETF

Tradr 2X Long XLF Weekly ETF

Tradr 2X Long XLF Monthly ETF

Tradr 2X Long XLF Quarterly ETF

Tradr 2X Long XBI Weekly ETF

Tradr 2X Long XBI Monthly ETF

Tradr 1.75X Long XBI Quarterly ETF

Tradr 1.75X Long NVDA Weekly ETF

Tradr 1.75X Short NVDA Weekly ETF

Tradr 1.75X Long NVDA Monthly ETF

Tradr 1.5X Short NVDA Monthly ETF

Tradr 1.5X Long NVDA Quarterly ETF

Tradr 1.5X Long TSLA Weekly ETF

Tradr 1.5X Short TSLA Weekly ETF

Tradr 1.5X Long TSLA Monthly ETF

Tradr 1.5X Short TSLA Monthly ETF

Tradr 1.5X Long TSLA Quarterly ETF